CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-289628 on Form S-6 of our report dated September 15, 2025, relating to the financial statement of FT 12451, comprising UBS AI Enablers and Adopters Portfolio, Series 3, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 15, 2025